As filed with the U.S. Securities and Exchange Commission on August 11, 2009
Registration No. 333-160182

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________________

Amendment No. 2

to

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________

KIT digital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	11-3447894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
168 Fifth Avenue, Suite 301 New York, New York 10010 +1 (212) 661-4111
	(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
	Kaleil Isaza Tuzman Chairman and Chief Executive Officer KIT digital, Inc. 168 Fifth Avenue, Suite 301 New York, New York 10010 +1 (646) 502-7484
	(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
	Copy to: Spencer G. Feldman, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue – 15th Floor New York, New York 10166 Tel: +1 (212) 801-9200; Fax: +1 (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒
____________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the Form S-1 Registration Statement is to incorporate an additional exhibit.  Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Item 16 of Part II of the Registration Statement.  The prospectus and financial statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

(a)           The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger dated as of December 2, 2003 by and among Virilitec Industries, Inc., ROO Media Corporation, VRLT Acquisition Corp., and Jacob Roth and Bella Roth.(1)

2.2	Stock Purchase Agreement dated as of March 11, 2004 by and among the Company and the shareholders of Reality Group Pty Ltd.(2)

2.3	Asset Purchase Agreement dated as of May 26, 2004 by and among the Company, Undercover Holdings Pty Ltd. and Undercover Media Pty Ltd.(3)

2.4	Stock Purchase Agreement dated as of September 10, 2004 by and among the Company and Avenue Group, Inc. in connection with the purchase of common stock of Bickhams Media, Inc.(4)

2.5	Stock Purchase Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff.(5)

2.6	Amendment No. 1 dated October 28, 2005 to Stock Purchase Agreement among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.(6)

2.7	Share Purchase Agreement dated October 28, 2005 by and among ROO Broadcasting Limited and the Sellers thereto.(6)

2.8
Share Purchase Agreement for the Acquisition of all Issued Shares of Visual Connection, a.s., dated October 5, 2008, between KIT digital, Inc. and KIT digital FZ-LLC (on the one hand), and Tomas Petru and Jakub Vanek (on the other hand).(7)

3.1	Certificate of Incorporation of Virilitec Industries, Inc.(8)

3.2	Certificate of Amendment of Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on October 31, 2003.(9)

3.3	Certificate of Amendment to the Amended Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on February 18, 2004.(9)

3.4	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.5	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.6	Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005.(11)

3.7	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005.(11)

3.8	Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on May 19, 2008.(12)

3.9	By-laws(8)

3.10	Amendment to By-laws.(13)

4.1	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 10, 2004.(14)

4.2	Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated September 10, 2004.(14)

4.3	Stock Purchase Warrant issued to AJW Partners, LLC, dated September 10, 2004.(14)

4.4	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated September 10, 2004.(14)

4.5	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 23, 2004.(15)

*4.6	Form of Underwriters’ Warrant.

5.1	Opinion of Greenberg Traurig, LLP.

10.1	Employment Agreement with Robert Petty, dated April 1, 2004.(16)

10.2	Employment Agreement with Robin Smyth, dated April 1, 2004.(16)

10.3	Employment Agreement with Robert Petty, dated November 1, 2004.(9)

10.4	Employment Agreement with Robin Smyth, dated November 1, 2004.(9)

10.5	Sublease dated April 1, 2005.(17)

10.6	AT&T Intelligent Content Distribution Service Agreement, dated August 16, 2001.(9)

10.7	Network Services Agreement with Speedera Networks, Inc. dated June 1, 2004.(9)

10.8
Securities Purchase Agreement, dated September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(14)

10.9	Letter agreement dated May 12, 2005 between the Company, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(18)

10.10	Note Purchase Agreement, made as of May 18, 2005, by and between ROO Group, Inc. and Robert Petty.(19)

10.11	Registration Rights Agreement, made as of May 18, 2005, by and among Robert Petty, ROO Group, Inc. and the purchasers listed on Schedule I thereto.(20)

10.12	Securities Purchase Agreement, dated July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(21)

10.13
Registration Rights Agreement, dated as of July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(21)

10.14	Omnibus Consent and Waiver dated August 18, 2005 between ROO Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(22)

10.15	Common Stock Purchase Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto.(23)

10.16	Registration Rights Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto.(23)

10.17	Escrow Agreement dated August 19, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent.(23)

10.18	Common Stock Purchase Agreement dated October 20, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto.(24)

10.19	Registration Rights Agreement dated October 20, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto.(24)

10.20	Escrow Agreement dated October 20, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent.(24)

10.21	Common Stock Purchase Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto.(25)

10.22	Escrow Agreement dated December 28, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent.(25)

10.23	Registration Rights Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto.(25)

10.24	Securities Purchase Agreement dated August 18, 2006 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto.(26)

10.25	Escrow Agreement dated August 18, 2006 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent.(26)

10.26	Securities Purchase Agreement dated November 14, 2006 among ROO Group, Inc. and the Purchasers listed on Exhibit A thereto.(27)

10.27	Escrow Agreement dated November 14, 2006 among ROO Group, Inc., the purchasers signatory thereto.(27)

10.28	Securities Purchase Agreement, dated May 4, 2007, among ROO Group, Inc., the purchasers signatory thereto.(28)

10.29	Escrow Agreement, dated May 4, 2007, among ROO Group, Inc., the purchasers signatory.(28)

10.30	Asset Purchase Agreement, dated July 12, 2007, by and among ROO HD, Inc., Wurld Media, Inc., Gregory Kerber, and Kirk Feathers.(29)

10.31	Agreement, dated January 25, 2007, by and among ROO Group, Inc. and News Corporation.(30)

10.32	Securities Purchase Agreement dated May 8, 2008 among ROO Group, Inc., the purchasers signatory thereto.(31)

21.1	Subsidiaries of the Company.(32)

23.1	Consent of MSPC.

23.3	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

25.1	Power of Attorney (set forth on signature page of the Registration Statement).

________________
*	Filed herewith.

Unless otherwise indicated, exhibits were previously filed.

(1)	Incorporated by reference to Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2003.

(2)	Incorporated by reference to Form 8-K, filed with the SEC on May 17, 2004.

(3)	Incorporated by reference to Form 8-K, filed with the SEC on June 16, 2004.

(4)	Incorporated by reference to Form 8-K, filed with the SEC on September 22, 2004.

(5)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 5, 2004.

(6)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 2, 2005.

(7)	Incorporated by reference to Form 8-K, filed with the SEC on October 9, 2008.

(8)	Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999.

(9)	Incorporated by reference to Form SB-2 (File No. 333,120605), filed with the SEC on November 18, 2004.

(10)	Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005.

(11)	Incorporated by reference to Form 8-K, filed with the SEC on October 4, 2005.

(12)	Incorporated by reference to Form 8-K, filed with the SEC on June 2, 2008.

(13)	Incorporated by reference to Form 8-K, filed with the SEC on June 1, 2009.

(14)	Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004.

(15)	Incorporated by reference to Form 8-K, filed with the SEC on November 30, 2004.

(16)	Incorporated by reference to Form 10-QSB, filed with the SEC on August 16, 2004.

(17)	Incorporated by reference to Form 8-K, filed with the SEC on June 13, 2005.

(18)	Incorporated by reference to Form 8-K, filed with the SEC on May 12, 2005.

(19)	Incorporated by reference to Form 8-K, filed with the SEC on May 24, 2005.

(20)	Incorporated by reference to Form 8-K, filed with the SEC on July 22, 2005.

(21)	Incorporated by reference to Form 8-K, filed with the SEC on July 23, 2005.

(22)	Incorporated by reference to Form 8-K, filed with the SEC on August 24, 2005.

(23)	Incorporated by reference to Form 8-K, filed with the SEC on August 25, 2005.

(24)	Incorporated by reference to Form 8-K, filed with the SEC on October 26, 2005.

(25)	Incorporated by reference to Form 8-K, filed with the SEC on December 30, 2005.

(26)	Incorporated by reference to Form 8-K, filed with the SEC on August 24, 2006.

(27)	Incorporated by reference to Form 8-K, filed with the SEC on November 20, 2006.

(28)	Incorporated by reference to Form 8-K, filed with the SEC on May 10, 2007.

(29)	Incorporated by reference to Form 8-K, filed with the SEC on July 18, 2007.

(30)	Incorporated by reference to Form 8-K/A, filed with the SEC on March 14, 2005.

(31)	Incorporated by reference to Form 8-K, filed with the SEC on May 8, 2008.

(32)	Incorporated by reference to 2008 Form 10-K, filed with the SEC on April 15, 2009.

(b)           The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 10, 2009.

KIT DIGITAL, INC.

By:   /s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
(principal executive officer)

By:   /s/ Jonathan Hirst
Jonathan Hirst
Chief Financial Officer
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kaleil Isaza Tuzman Kaleil Isaza Tuzman	Chairman and Chief Executive Officer (principal executive officer)	August 10, 2009

/s/ Gavin Campion* Gavin Campion	President and Director	August 10, 2009

/s/ Jonathan Hirst* Jonathan Hirst	Chief Financial Officer (principal financial and accounting officer)	August 10, 2009

/s/ Kamal El- Tayara* Kamal El-Tayara	Director	August 10, 2009

/s/ Steven G. Felsher* Steven G. Felsher	Director	August 10, 2009

/s/ Daniel W. Hart* Daniel W. Hart	Director	August 10, 2009

/s/ Lars Kroijer* Lars Kroijer	Director	August 10, 2009

/s/ Robin Smyth* Robin Smyth	Director	August 10, 2009

/s/ Wayne Walker* Wayne Walker	Director	August 10, 2009

*By: /s/ Kaleil Isaza Tuzman Kaleil Isaza Tuzman Attorney-in-Fact